Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS DOES NOT CONSTITUTE AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE”). THERE CAN BE NO CERTAINTY THAT ANY FIRM OFFER WILL BE MADE

For immediate release	June 25, 2014

Statement from AbbVie Inc. (“AbbVie”) regarding a possible offer for Shire plc (“Shire”)

The proposed combination is strategically compelling to AbbVie and Shire and would create a larger and more diversified biopharmaceutical company with multiple leading franchises and significant financial capacity for future acquisitions, investment and enhanced shareholder distributions and value creation

AbbVie is offering Shire shareholders compelling immediate value with significant future upside potential from ownership in New AbbVie that AbbVie expects will create long-term value for all shareholders

AbbVie is confident its global resources and highly experienced management team with its strong track record of shareholder value creation would create superior value from Shire’s assets vs. Shire’s standalone prospects

AbbVie expects the proposed transaction to be materially accretive to AbbVie’s adjusted EPS(1) in the first year following completion, growing to above $1.00 per share by year 2020, with material ongoing financial and operating benefits

AbbVie believes this transaction is highly executable

Following its announcement on June 20, 2014, AbbVie is pleased to outline the compelling strategic rationale for, and background to, its proposal to the Board of Shire of £20.44 in cash and 0.7988 ordinary shares of New AbbVie for each Shire share (the “Proposal”). The Proposal represented an indicative value of £46.26(2) on May 29, 2014 (the latest practicable date before the Proposal was made). Whilst this cash and share mix is valued at £45.64(3) per share as of June 24,

(1)  Adjusted EPS excludes intangible assets, amortization expense and purchase accounting adjustments and other specified items. The statement that the transaction is earnings accretive should not be construed as a profit forecast and is therefore not subject to the requirements of Rule 28 of the Code. It should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period.

(2)  Based on AbbVie’s closing share price of $54.03 (and an exchange rate of $1.00:£0.5982) on May 29, 2014, the latest practicable date before the Proposal was made, and assuming one New AbbVie share is issued for each existing AbbVie share in the simultaneous AbbVie holding company restructuring described in this announcement.

(3)  Based on AbbVie’s closing share price of $53.59 (and an exchange rate of $1.00:£0.5887) on June 24, 2014, the latest practicable date before this announcement.

2014 any firm offer made by AbbVie under Rule 2.7 of the Code will need to be equivalent to £46.26 per share (subject to the reservations set out later in this announcement).

Combination has compelling strategic rationale for all shareholders

•                                          Combination to accelerate growth of both companies through multiple catalysts — AbbVie believes a merger of AbbVie and Shire would potentially accelerate growth and profitability by leveraging AbbVie’s capabilities and infrastructure to make Shire’s pipeline and products more successful than its standalone prospects. AbbVie believes that this merger would result in incremental sustainable leadership positions within high value market segments of significant unmet need, including: immunology, rare diseases, neuroscience, metabolic diseases and liver disease (HCV), as well as multiple emerging oncology programs.

•                                          Strong complementary fit across existing platforms is better than standalone capabilities — AbbVie believes that Shire’s platform has a strong complementary fit with AbbVie’s existing specialty focus, including physician access relationships, regulatory and market access capabilities, and patient-centric focus. AbbVie’s existing expertise and development capabilities across areas such as GI, neuroscience, rare oncology indications, combined with AbbVie’s resources and scale, could develop global franchises from Shire’s platform and utilize M&A to supplement organic growth.

•                                          Leverage AbbVie’s substantial and well-established global infrastructure — AbbVie believes that Shire could achieve immediate broader geographic penetration and scale by leveraging AbbVie’s existing, well-established global infrastructure across more than 170 countries, including our existing commercial, regulatory and medical affairs, and market access in key emerging markets. A combination would provide Shire with the desired scale and infrastructure along with:

•                  A diversified portfolio of leading marketed products;

•                  Stronger growth platforms with the potential for further development; and

•                  A complementary specialty focus combined with global pharma capabilities.

•                                          Broader and deeper pipeline of attractive development programs — By leveraging AbbVie’s established R&D infrastructure and expertise, AbbVie believes the combination would enhance innovation and end-to-end R&D capabilities, generating:

•                  A best-in-class product development platform, with near-term new product launches in liver disease (HCV), neuroscience, immunology, oncology, rare diseases, ophthalmology, and renal; and

•                  Expertise and infrastructure, including regulatory, health economics and outcomes research, and market access to expand product indications to meet patient needs. AbbVie’s track record of product optimization is evidenced by its growth of the Humira® franchise through increased penetration in existing indications, geographic expansion, and approvals for new indications.

•                                          Substantial combined financial capacity — The enhanced financial profile of New AbbVie would offer greater strategic and financial flexibility, enabling:

•                  The opportunity to maximize Shire’s rare disease and neuroscience franchises including resources to fully globalize Shire’s planned launches;

•                  The potential for strengthened sustainability of top-tier EPS growth, attractive free cash flow and enhanced return of capital policy; and

•                  A world-class business development group to drive continued portfolio expansion with access to cash and financial wherewithal not available on a standalone basis.

Proposal offers compelling and immediate value

•                                          Proposal based on thorough analysis of public information — Since the autumn of 2013 AbbVie has conducted significant analysis of Shire’s business, commercial products and R&D pipeline as well as valuation work, including a review of publicly available information and analyst estimates, to establish the compelling value offered in its proposals. Our model does not reflect the same magnitude of pipeline or GI franchise potential that have been communicated by Shire management.

•                                          Shire’s recent share price appreciation already incorporates meaningful takeover premium — While AbbVie appreciates and values the potential of Shire’s pipeline, AbbVie believes that the recent appreciation in Shire’s share price already incorporates a meaningful premium resulting from M&A market speculation and AbbVie believes its Proposal is reflective of this appreciation. Furthermore, AbbVie notes that as of June 19, 2014, the mean price target for Shire published by equity research analysts was £37.50(4) per share.

•                                          Proposal offers compelling value — The indicative value of £46.26(5) represented a compelling premium of 33 percent to Shire’s closing share price of £34.67(6) on May 2, 2014 (the last trading date prior to our initial proposal) and 58 percent to Shire’s closing share price of £29.25 on April 17, 2014 (the last trading day prior to the emergence of

(4)  Sourced from Bloomberg and respective equity research reports. Mean price target for Shire ordinary shares published by equity research analysts between May 1, 2014 and June 19, 2014, prior to the commencement of the offer period; calculated based on the following, being all the equity research analysts who published target prices on Shire during that period, other than J.P. Morgan due to their role as financial adviser to AbbVie: Buckingham Research Group (June 18, 2014; £43.00); Susquehanna Financial Group (June 17, 2014; £43.00); CRT Capital Group (June 16, 2014; £38.11); Berenberg (June 13, 2014; £34.00); Deutsche Bank (June 9, 2014; £43.50); Goldman Sachs (June 4, 2014; £39.00); UBS (June 2, 2014; £34.50); Jefferies (June 2, 2014; £40.45); Leerink Partners LLC (June 2, 2014; £38.11); Credit Suisse (June 2, 2014; £34.00); BofA Merrill Lynch (May 30, 2014; £38.59); FBR Capital Markets (May 27, 2014; £33.42); Cowen and Company (May 23, 2014; £42.02); Piper Jaffray (May 18, 2014; £39.48); Societe Generale (May 13, 2014; £40.10); Citi (May 13, 2014; £41.00); Exane BNP Paribas (May 6, 2014; £36.00); William Blair & Co (May 5, 2014; £33.23); Bryan Garnier (May 2, 2014; £31.00); Cenkos Securities Ltd (May 2, 2014; £40.05); Panmure Gordon & Co Limited (May 2, 2014; £38.00); Sanford C. Bernstein & Co (May 1, 2014; £31.00); RBC Capital Markets (May 1, 2014; £35.77); SunTrust Robinson Humphrey (May 1, 2014; £36.35); and Morgan Stanley (May 1, 2014; £33.70). The median target price was £38.11, with a high of £43.50 and a low of £31.00. Analysis includes target prices for the Shire ADR and have been converted to GBP using an exchange rate of $1.00:£0.5864 on June 19, 2014 (the date prior to the commencement of the offer period).

(5)  Based on £20.44 per share in cash and 0.7988 ordinary shares of New AbbVie for each Shire share at AbbVie’s closing share price of $54.03 (and an exchange rate of $1.00:£0.5982) on May 29, 2014, the latest practicable date before the proposal was made.

(6)  On May 2, 2014, Shire’s stock price closed at £34.67, having risen by 19 percent from £29.25 on April 17, 2014, the last trading day prior to the emergence of market consolidation rumors amid speculation that Pfizer had approached AstraZeneca regarding a potential transaction.

market consolidation rumors amid speculation that Pfizer had approached AstraZeneca regarding a potential transaction). Appendix A illustrates the very compelling premia represented by the Proposal.

•                  The Proposal represented an implied Enterprise Value(7) / Last Twelve Months EBITDA (as reported by Shire(8)) multiple of approximately 22x; and

•                  The Proposal represented approximately £10 billion of aggregate additional value created for Shire shareholders on the basis of the Shire closing share price on April 17, 2014.

AbbVie is a strong merger partner

•                                          AbbVie believes its strong management team would drive value creation via this combination — AbbVie’s experienced management team has operational depth and proven experience in sourcing, executing and integrating value creating combinations. Successful precedent combinations (at AbbVie’s predecessor company) that created significant shareholder value include Knoll Pharmaceuticals, Solvay Pharmaceuticals, Guidant’s vascular business and Kos Pharmaceuticals.

•                                          Established track record for driving results for shareholders — AbbVie’s management team has driven a 64(9) percent total shareholder return since AbbVie’s inception in January 2013. AbbVie has continued to exceed quarterly revenue and earnings estimates, and AbbVie’s management team is committed to extending its strong track record and driving continued strong fundamental performance of New AbbVie for all shareholders.

•                                          Strong track record of commercial execution and innovation to drive therapeutic leadership — AbbVie has a successful track record for investing in R&D and commercialization to develop blockbuster medicines and build global franchises with category leadership within multiple therapeutic areas. Key products include Humira® (the world’s top selling medicine globally in 2013), Duodopa®, Synagis®, Kaletra®, Synthroid®, AndroGel®, Creon® and Lupron®, amongst others.

•                                          Strong and robust pipeline — AbbVie has a strong pipeline within several therapeutic categories, including assets in oncology, immunology, liver disease, neuroscience, renal, ophthalmology and women’s health. AbbVie’s deep pipeline also includes a broad range of attractive late-stage development and/or registration programs, as well as programs in earlier phases of clinical development.

(7)  Enterprise value defined as equity value on a fully diluted basis plus net debt position adjusted for Lumena and Fibrotech acquisitions (sourced from Shire press releases and Shire Q1 2014 results).

(8)  LTM EBITDA reflects continuing EBITDA adjusted for DERMAGRAFT divestiture per Shire management guidance, calculated as of Q1 2014 per Shire full year results presentation on February 13, 2014 and Shire Q1 2014 earnings presentation as of May 1, 2014.

(9)  Total shareholder return calculated from opening price on January 2, 2013 (first day of trading for AbbVie subsequent to spin-off from Abbott Laboratories) to closing price on June 19, 2014 (last practical trading day prior to the commencement of the offer period); includes reinvestment of dividends paid over this time period.

AbbVie’s attractive stock provides material upside

•                                          Immediate value to Shire shareholders — AbbVie is offering meaningful up-front value to Shire shareholders via the significant cash component. In addition, Shire shareholders will receive an attractive stock currency, which AbbVie anticipates will provide meaningful upside potential via approximately 23 percent participation in a compelling equity story.

•                                          AbbVie stock has meaningful upside independent of a transaction — AbbVie believes that irrespective of a combination with Shire, its stock has potential for meaningful appreciation, driven by strong fundamental performance, a robust pipeline, top-tier EPS growth and strong cash flows.

•                                          Potential for New AbbVie share price appreciation and potential re-rating — AbbVie believes New AbbVie’s share price would be well-positioned to appreciate and a potential re-rating of New AbbVie is possible due to continued strength in the Humira® franchise (the world’s top selling medicine globally in 2013), the launch of a HCV therapy, advancement of exciting late-stage opportunities in oncology, immunology and other areas, and AbbVie’s complementary rare disease and neuroscience platform which will enhance Shire’s global capabilities. As a result of the proposed transaction, several additional catalysts could also drive a potential re-rating:

•                  EPS accretion from this transaction — AbbVie expects the proposed transaction to be materially accretive to AbbVie’s adjusted EPS(10) in the first year following completion, growing to above $1.00 per share by year 2020, with material ongoing financial and operating benefits.

•                  Globally competitive tax rate for New AbbVie — AbbVie expects the effective tax rate for New AbbVie to approximate 13 percent by 2016. The new tax structure will provide AbbVie with flexible access to its global cash flows.

•                  Strong combined financial position and flexibility — New AbbVie intends to maintain its investment grade ratings profile with significant cash flow generation which AbbVie believes would provide significant capacity for continued business development and R&D spending, as well as enhanced return of capital to shareholders. It is our intent, upon completion of this transaction, to significantly increase our level of share repurchase and to maintain our strong commitment to growing the dividend.

AbbVie has made a good faith effort to engage in discussions with Shire

•                                          Compelling initial proposal — On May 6, 2014, AbbVie submitted a cash and share proposal to Shire’s Board for a merger of Shire and AbbVie, which represented an

(10)  Adjusted EPS excludes intangible assets, amortization expense and purchase accounting adjustments and other specified items. The statement that the transaction is earnings accretive should not be construed as a profit forecast and is therefore not subject to the requirements of Rule 28 of the Code. It should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period.

indicative offer of £39.50 for each Shire share.(11) The indicative offer value of £39.50 represented a premium of 14 percent to the May 2, 2014 and 35 percent to the April 17, 2014 Shire closing share prices. On May 9, 2014, Shire’s Board rejected this proposal and declined to engage in discussions.

•                                          Prompt and improved second proposal — On May 13, 2014, AbbVie submitted a revised cash and share proposal, which offered an increased indicative value of £40.97(12) for each Shire share. Under this enhanced proposal, Shire shareholders would have received £17.13 in cash and 0.7680 ordinary shares of New AbbVie for each Shire share. On May 20, 2014, Shire’s Board rejected this revised proposal and declined to engage in discussions.

•                                          Substantially improved third proposal in effort for constructive dialogue — On May 30, 2014, AbbVie submitted a third cash and share proposal to Shire’s Board, which offered a materially higher indicative value of £46.26(13) for each Shire share (£45.64(14) per share at June 24, 2014, the latest practicable date before this announcement). The Proposal represented £27.8 billion for the entire issued share capital of Shire (on a fully diluted basis) based on AbbVie’s closing share price on May 29, 2014. Under the Proposal, Shire shareholders would receive:

•                  £20.44 in cash and 0.7988 ordinary shares of New AbbVie, for each Shire share; and

•                  Significant exposure to an exciting growth story with material value upside potential via approximately 23 percent ownership of New AbbVie.

•                                          Despite our compelling third proposal, Shire has declined to engage — On June 16, 2014, Susan Kilsby, Shire’s Chairman and Flemming Ornskov, Shire’s CEO, met with Richard Gonzalez, AbbVie’s Chairman and CEO, to discuss the Proposal. However, immediately following this meeting, Shire’s Board rejected AbbVie’s Proposal and declined to engage in further discussions.

Attractive location and tax structure

•                                          Global operations with competitive tax domicile — The new AbbVie group would operate under a new holding company, New AbbVie, and would retain operational headquarters in Chicago, as well as a strong presence in the U.S.A. and the U.K. It is expected that New AbbVie would be incorporated in Jersey and have a U.K. tax domicile. New AbbVie will be listed on the New York Stock Exchange.

(11)  Based on AbbVie’s closing share price of $51.18 (and an exchange rate of $1.00:£0.5920) on May 2, 2014 and assuming one New AbbVie share is issued for each existing AbbVie share in the simultaneous AbbVie holding company restructuring described in this announcement.

(12)  Based on AbbVie’s closing share price of $52.37 (and an exchange rate of $1.00:£0.5927) on May 12, 2014 and assuming one New AbbVie share is issued for each existing AbbVie share in the simultaneous AbbVie holding company restructuring described in this announcement.

(13)  Based on AbbVie’s closing share price of $54.03 (and an exchange rate of $1.00:£0.5982) on May 29, 2014, the latest practicable date before the Proposal was made, and assuming one New AbbVie Share is issued for each existing AbbVie share in the simultaneous AbbVie holding company restructuring described in this announcement.

(14)  Based on AbbVie’s closing share price of $53.59 (and an exchange rate of $1.00:£0.5887) on June 24, 2014, the latest practicable date before this announcement.

•                                          Achievable transaction structure — AbbVie has thoroughly assessed the tax and structuring aspects of this transaction in detail and is confident regarding its ability to successfully execute the transaction. AbbVie believes the proposed transaction is highly executable.

Commentary from AbbVie Chairman and CEO Richard Gonzalez:

“AbbVie has delivered compelling growth and built a leading, independent biopharmaceutical company, delivering a 64(15) percent total return to shareholders since our inception. Our strategy positions us to deliver strong performance with a robust late-stage pipeline of multiple potential blockbuster medicines, including in oncology, our HCV regimen and daclizumab for multiple sclerosis.”

“AbbVie’s proven management team has delivered outstanding commercial execution, creating leadership positions for our products. This same team has a strong track record of successful M&A, licensing and integration of assets into our business, accelerating their success.”

“This combination would give us the opportunity to maximize the potential of Shire’s rare disease and neuroscience franchises through our complementary platform, with established presence in more than 170 countries across the globe, and is further enhanced by the strength of our R&D in areas of high unmet need, and our commercial and manufacturing capabilities. We believe this highly executable proposed transaction will build long-term value for the patients, employees and shareholders served by both companies, and will grow our combined product portfolios and pipelines and deliver superior returns to shareholders.”

Next steps

AbbVie is willing to move quickly and cooperatively to engage with Shire with a view to achieving a transaction for the benefit of all shareholders.

Key conditions

The making of any firm offer by AbbVie is subject to pre-conditions (which may be waived in whole or in part by AbbVie):

•                                          The satisfactory completion of confirmatory due diligence on the business and prospects of Shire;

•                                         The directors of Shire having provided a unanimous and unqualified recommendation of the Proposal; and

•                                          AbbVie having received irrevocable undertakings from all of the directors of Shire in their capacity as shareholders (and any person connected to them) to accept the Proposal.

(15)  Total shareholder return calculated from opening price on January 2, 2013 (first day of trading for AbbVie subsequent to spin-off from Abbott Laboratories) to closing price on June 19, 2014 (last practical trading day prior to the commencement of the offer period); includes reinvestment of dividends paid over this time period.

The completion of the Proposal would be subject to the approval of AbbVie shareholders and regulatory approvals, amongst others.

AbbVie reserves the right to introduce other forms of consideration and/or vary the mix of consideration. AbbVie also reserves the right to make an offer at any time for less than the equivalent of £46.26 for each Shire share:

•                                          With the agreement or recommendation of the Shire Board;

•                                          If a third party announces a firm intention to make an offer for Shire which, as at the date AbbVie announces a firm intention to make an offer for Shire, is valued at a lower price than the equivalent of £46.26 for each Shire share; or

•                                          Following the announcement by Shire of a whitewash transaction pursuant to the Code.

Appendix A

The Proposal of £46.26(16) represents the following compelling premia:(17)

•                                          A premium of 58 percent to Shire’s closing share price on April 17, 2014 of £29.25 (the last trading day prior to the emergence of market consolidation rumors amid speculation that Pfizer had approached AstraZeneca regarding a potential transaction);

•                                          A premium of 33 percent to Shire’s closing share price on May 2, 2014 of £34.67 (the last trading date prior to our initial proposal);

•                                          A premium of 53 percent to Shire’s 30-day VWAP of £30.25 prior to the undisturbed date of April 17, 2014;

•                                          A premium of 62 percent to Shire’s 180-day VWAP of £28.51 prior to the undisturbed date of April 17, 2014;

•                                          A premium of 35 percent to Shire’s closing share price on March 4, 2014 of £34.39 (Shire’s 52-week / all-time high prior to the undisturbed date of April 17, 2014); and

•                                          A premium of 148 percent to Shire’s closing share price on May 7, 2013 of £18.62 (Shire’s 52-week low prior to the undisturbed date of April 17, 2014).

(16)  Based on AbbVie’s closing share price of $54.03 (and an exchange rate of $1.00:£0.5982) on May 29, 2014, the latest practicable date before the Proposal was made, and assuming one New AbbVie share is issued for each existing AbbVie share in the simultaneous AbbVie holding company restructuring described in this announcement.

(17)  Source: FactSet and Bloomberg.

In accordance with Rule 30.4 of the Code, a copy of this announcement will be available on AbbVie’s website at www.abbvieinvestor.com. A further announcement will be made as appropriate.

AbbVie will hold an analyst and investor call in respect of this announcement today at 8 am CT / 2 pm BST.

Dial-in information:

U.K. toll free: 0800 279 9630

U.S. toll free: 866 617 1526

International: +1 210 795 0624

Passcode: AbbVie

Enquiries:

AbbVie Investor Contacts

Larry Peepo (Tel: +1 847 935 6722)

Liz Shea (Tel: +1 847 935 2211)

Angela Sekston (Tel: +1 847 937 6636)

AbbVie Media Contacts

Jennifer Smoter (Tel: +1 847 935 8865)

Adelle Infante (Tel: +1 847 938 8745)

J.P. Morgan (Financial Adviser)

Jeffrey Hoffman / Henry Gosebruch / Benjamin Wallace (New York, Tel: +1 212 270 6000)

Laurence Hollingworth / Dwayne Lysaght / James Robinson (London, Tel: +44 207 742 4000)

Brunswick Group PR Contacts

Richard Jacques / Justine McIlroy (Tel: +44 207 404 5959)

About AbbVie

AbbVie is a global, research-based biopharmaceutical company formed in January 2013 following separation from Abbott Laboratories. The company’s mission is to use its expertise, dedicated people and approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. AbbVie employs approximately 25,000 people worldwide and markets medicines in more than 170 countries. AbbVie is traded on the New York Stock Exchange under “ABBV”. Additional information is available on the company’s website at www.abbvieinvestor.com.

Selected AbbVie assets

•                                          AbbVie has a number of promising immunology assets in development, including two oral selective JAK-1 inhibitors, several biologics and two bi-specific or DVD biologics currently in mid-stage clinical trials. AbbVie expects its selective JAK-1 inhibitors to begin Phase III development in 2015.

•                                          AbbVie anticipates multiple product launches in the coming years, starting with the launch of AbbVie’s HCV combination in the U.S. later this year and in Europe in early 2015. Upon approval, AbbVie’s HCV therapy is poised to be a breakthrough offering for patients, in a significant and rapidly growing market.

•                                          ABT-199 is AbbVie’s first-in-class Bcl-2 inhibitor in development for a number of hematologic malignancies, including late stage trials for AbbVie’s vanguard indication, CLL. Based on data to date, ABT-199 has demonstrated high levels of complete response.

•                                          ABT-888 is AbbVie’s PARP inhibitor in development for more than a dozen different cancer types. AbbVie recently began Phase III studies in two indications and AbbVie expects additional Phase III transitions this year.

•                                          Also in late stage development in AbbVie’s oncology pipeline is Elotuzumab, for multiple myeloma. Two Phase III studies are ongoing and results from the event-driven trials are expected early next year.

•                                          Daclizumab is in late stage development for multiple sclerosis. AbbVie recently reported top-line results from AbbVie’s second pivotal study that indicates daclizumab has the potential to be an important therapy in this large and growing market.

•                                          Elagolix is AbbVie’s compound in Phase III development for endometriosis and Phase II b for uterine fibroids. AbbVie will see initial data from the first of two pivotal studies in endometriosis in the second half of this year.

The directors of AbbVie accept responsibility for the information contained in this document and, to the best of their knowledge and belief (having taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and it does not omit anything likely to affect the import of such information.

J.P. Morgan Securities LLC (“J.P. Morgan”), together with its affiliate J.P. Morgan Limited (which conducts its U.K. investment banking business as J.P. Morgan Cazenove and which is authorised and regulated by the Financial Conduct Authority in the United Kingdom), is acting exclusively for AbbVie in connection with the possible offer and for no one else, and is not, and will not be, responsible to anyone other than AbbVie for providing the protections afforded to clients of J.P. Morgan or its affiliates, or for providing advice in relation to the possible offer or any other matters referred to in this announcement.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

Disclosures are therefore required in the shares of AbbVie and Shire.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Takeover Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Forward-Looking Statements

This announcement contains certain forward-looking statements with respect to a possible combination involving AbbVie and Shire. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible combination will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the possible combination if it is made, adverse effects on the market price of AbbVie’s common stock and on AbbVie’s operating results because of a failure to complete the possible combination, failure to realise the expected benefits of the possible combination, negative effects relating to the announcement of the possible combination or any further announcements relating to the possible combination or the consummation of the possible combination on the market price of AbbVie’s common stock, significant transaction costs and/or unknown liabilities, general economic and business conditions that affect the combined companies following the consummation of the possible combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made by AbbVie in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause AbbVie’s plans with respect to Shire, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Additional information about economic, competitive, governmental, technological and other factors that may affect AbbVie is set forth in Item 1A, “Risk Factors,” in AbbVie’s 2013 Annual Report on Form 10-K, which has been filed with United States Securities and Exchange Commission (the “SEC”), the contents of which are not incorporated by reference into, nor do they form part of, this announcement. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Additional Information

This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. Subject to future developments, AbbVie may file a registration statement and/or tender offer documents with the SEC in connection with a combination. Holders of Shire and/or AbbVie shares should read those filings, and any other filings made by AbbVie with the SEC in connection with the combination, as they will contain important information. Those documents, if and when filed, as well as AbbVie’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at AbbVie’s website at www.abbvieinvestor.com.

This announcement has been prepared in accordance with English law and the Code and information disclosed may not be the same as that which would have been prepared in accordance with the laws of jurisdictions outside England.

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